As filed with the Securities and Exchange Commission on November 17, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Emerge Energy Services LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	1446	90-0832937
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

180 State Street, Suite 225
Southlake, Texas 76092
(817) 865-5830

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Warren B. Bonham
180 State Street, Suite 225
Southlake, Texas 76092
(817) 865-5830

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Anna T. Pinedo, Esq. Morrison & Foerster LLP 250 West 55th Street New York, New York 10019 (212) 468-8000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒   File No. 333-214237

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Units representing limited partner interests	770,426	$10.96	$8,443,869	$978.65

(1)                                  Represents only the additional common units being registered and includes common units issuable upon exercise of the underwriters’ option to purchase additional common units. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-214237).

(2)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average high and low reported sales price of the common units on the New York Stock Exchange on November 11, 2016. The registrant previously registered securities at an aggregate offering price not to exceed $42,219,375 on a Registration Statement on Form S-1 (File No. 333-214237), which was declared effective by the Securities and Exchange Commission on November 3, 2016. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $8,443,869 is hereby registered.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed with respect to the registration of an additional 770,426 common units representing limited partner interests of Emerge Energy Services LP, a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  The contents of the registration statement on Form S-1 (Registration No. 333-214237), initially filed by Emerge Energy Services LP with the Securities and Exchange Commission on October 25, 2016, as amended by Amendment No. 1 thereto filed on November 3, 2016, and which was declared effective on November 4, 2016, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.  Exhibits

See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southlake, State of Texas, on November 17, 2016.

EMERGE ENERGY SERVICES LP

By:	EMERGE ENERGY SERVICES GP LLC, its general partner

By:	*
Richard Shearer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

*
Richard Shearer	Chief Executive Officer and Director of Emerge Energy Services GP LLC (Principal Executive Officer)	November 17, 2016

*
Deborah Deibert	Chief Financial Officer of Emerge Energy Services GP LLC (Principal Financial Officer)	November 17, 2016

*
Nadya Kurani	Chief Accounting Officer of Emerge Energy Services GP LLC (Principal Accounting Officer)	November 17, 2016

*
Ted W. Beneski	Chairman of the Board and Director of Emerge Energy Services GP LLC	November 17, 2016

/s/ Warren B. Bonham
Warren B. Bonham	Director of Emerge Energy Services GP LLC	November 17, 2016

*
Kevin Clark	Director of Emerge Energy Services GP LLC	November 17, 2016

*
Mark Gottfredson	Director of Emerge Energy Services GP LLC	November 17, 2016

*
Peter Jones	Director of Emerge Energy Services GP LLC	November 17, 2016

*
Francis J. Kelly, III	Director of Emerge Energy Services GP LLC	November 17, 2016

*
Eliot E. Kerlin, Jr.	Director of Emerge Energy Services GP LLC	November 17, 2016

*
Victor L. Vescovo		Director of Emerge Energy Services GP LLC	November 17, 2016

*By:	/s/ Warren B. Bonham	Attorney-In-Fact
Warren B. Bonham

INDEX TO EXHIBITS

All exhibits previously filed or incorporated by reference in the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-214237), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit number	Description

5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 (File No. 333-214237)) .

8.1*	Opinion of Latham & Watkins LLP relating to tax matters.

23.1*	Consent of BDO USA, LLP.

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

23.3*	Consent of Latham & Watkins LLP (contained in Exhibit 8.1).

23.4*	Consent of Cooper Engineering Company, Inc.

23.5*	Consent of Westward Environmental, Inc.

24.1	Powers of Attorney (contained on the signature page to the Registration Statement on Form S-1 (Registration No. 333-214237)).

*                                         Filed herewith.